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                                                                    EXHIBIT 10.4

                              TRW SUPPLEMENTARY
                            RETIREMENT INCOME PLAN

                             Amended and Restated
                           Effective August 1, 1995


1.       PURPOSE.         The purpose of the TRW Supplementary Retirement
Income Plan (Plan), as contemplated by Section 3(36) of Title I of the Employee Retirement Income Security Act of 1974 (ERISA), is to supplement the retirement and death benefits of employees, including officers, of TRW Inc. and its subsidiaries with respect to whom such benefits under the qualified defined benefit retirement income plans maintained by such entities shall have been limited by virtue of section 415 of the Internal Revenue Code of 1986 (Code section 415). The Plan is unfunded for tax purposes and for purposes of Title I of ERISA.

2.       ELIGIBILITY.     All participants and beneficiaries of participants in
the TRW Salaried Pension Plan ("Salaried Plan") or in any other defined benefit pension plan ("d.b. plan") sponsored by TRW Inc. (the "Company") or its domestic subsidiaries who are eligible to receive benefits from such plan or plans shall be eligible to receive benefits under the Plan if their benefits under the Salaried Plan or the d.b. plan cannot be fully provided because of the limits under Code section 415.

3.       DIRECTORS/COMMITTEE.     For purposes of the Plan, the term
"Directors" shall mean the Compensation and Stock Option Committee of the Directors of TRW Inc. ("Company") with respect to the approval of benefits of any participant who is, or ever was, either a Director of the Company, a member of the Chief Executive Office, or a member of the Management Committee. With respect to the approval of benefits of other participants, the term "Committee" shall refer to an Administrative Committee consisting of those three employees of the Company who occupy the most senior positions in the Company Staff Finance, Human Resources, and Law Departments. The Committee or its delegate shall interpret the provisions of the Plan and determine the rights and status of participants and beneficiaries hereunder and handle the general administration of the Plan. Such interpretations and determinations shall be final and conclusive as to all interested persons.

4.       BENEFITS.        The amount of the benefit payable under the Plan
shall be equal to the actuarial value of the benefit which would be payable to or in respect of a participant under the Salaried Plan or other qualified d.b. plan if the provisions of such qualified plans dealing with limits on pensions pursuant to Code section 415 were inapplicable but the limits in Code section 401(a)(17) were applicable, less the actuarial value of the benefit payable to or on behalf of the participant under such qualified plans taking into account such provisions. The amount of benefit payable under the Plan to a participant shall also be reduced to the extent that any other nonqualified plan established by the Company pays benefits to the participant that are attributable to limits imposed
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upon qualified defined benefit plans other than those imposed by Code section
415.

5.       PAYMENT OF BENEFITS.

         a. No benefit is payable from the Plan, even if the Participant has terminated his/her employment, unless a Participant has five years of vesting service as defined under the Salaried Plan or other d.b. plan and has attained age fifty-five.

         b. If a Participant who has five or more years of vesting service dies before his/her benefit commencement date under the Salaried Plan or other d.b. plan, the Plan benefit and any interest under the Benefits Equalization Plan (BEP) attributable to the Salaried Plan or d.b. plan shall be paid in the same form and shall commence at the same time as a pre-retirement survivor benefit under the Salaried Plan or other d.b. plan.

         c. Any participant in the Salaried Plan or other d.b. plan and the Plan who is entitled to a vested or deferred vested pension under such qualified plan shall have his Plan benefit and any BEP benefit attributable to the Salaried Plan or d.b. plan commence at the same time as his benefit commencement date under the Salaried Plan or other d.b. plan.

         d. Except as provided above or in Section 7, payment of benefits under the Plan and the BEP shall be made commencing with the January following the date the participant becomes eligible, having terminated his employment with the Company, for benefits under the qualified defined benefit plan.

         e. Except as provided in paragraph f. and Section 7, the automatic form of benefit payable under the Plan shall be, for an unmarried participant, a single life annuity, and, for a married participant, a 50% joint and survivor annuity with the participant's eligible spouse being the survivor annuitant. Notwithstanding the above, the participant may petition the Directors or the Committee at any time at least two months prior to termination of employment to change such form of payment into a single sum or annual installments from two to ten years, or any other payment form approved by the Directors or the Committee in their or its discretion. If annual installment payments are elected, interest, if any, on such installments shall be determined by the Actuary, subject to approval by the Company.

         f. Except as provided in Section 7, any participant in the Salaried Plan or other d.b. plan who is entitled to a vested or deferred vested pension under such qualified plan shall have his benefit paid from the Plan in the same form and with the same designated joint annuitant, if any, as his form of payment under the Salaried Plan or other d.b. plan unless otherwise provided under the terms of any Qualified Domestic Relations Order applicable to said participant or unless otherwise determined by the Committee in its sole discretion.


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         g.      Any benefit payable from the Plan shall be paid in the same form as payments from the defined benefit portion of the BEP.

         h. Upon approval by the Directors/Committee, any election of a form of payment or benefit commencement date other than the automatic form and commencement date shall be irrevocable.

         i. Payments to be made pursuant to the Plan shall be made by the Company, with any appropriate reimbursement being made by subsidiaries of the Company. The Plan shall be unfunded, and the Company shall not be required to establish any special or separate fund nor to make any other segregation of assets in order to assure the payment of any amounts under the Plan. Participants of the Plan have the status of general unsecured creditors of the Company and the Plan constitutes a mere promise by the Company to make benefit payments in the future.

7. SMALL BENEFIT CASHOUTS. If the present value of a participant's interest in the Plan, determined as of the later of the participant's age 55 or termination of employment from the Company, is less than an amount which, if converted to a single sum equals $3,500, the benefit shall be paid out in single sum, either at the same time as his benefit commencement date under the Salaried Plan or other d.b. plan or at an earlier date as determined by the Committee in its sole discretion.

8.       NON-ALIENATION OF BENEFITS.       No benefit payable at any time under
the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. No benefit under the Plan shall in any manner be liable for or subject to the debts or liabilities of any employee or former employee or beneficiary. If an employee or former employee or beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Directors or the Committee in their or its discretion may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other dependents, or any of them, in such a manner as they may deem proper.

9. AMENDMENT AND TERMINATION. Nothing herein shall be construed to constitute a contract between the Company and the participants to continue this plan. The Directors may terminate this plan at any time and may at any time and from time to time amend any or all provisions of this plan.

10.      MISCELLANEOUS.

         a. As used in the Plan, the masculine gender shall include the feminine gender. To the extent that any term is not defined under the Plan, it shall have the same meaning as defined in the Salaried Plan or other d.b. plan.





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         b.      Employment rights with the Company or any subsidiary shall not be enlarged or affected by the existence of the Plan.

         c. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions.

         d.      The Plan shall be governed by the laws of the State of Ohio.




7/7/95





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